As filed with the Securities and Exchange Commission on _______________________
                                                     Registration No. 33-
================================================================================

                       Securities And Exchange Commission
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                        PARAGON ACQUISITION COMPANY, INC.
                        ---------------------------------
             (Exact Name of registrant as specified in its charter)

          Delaware                                 6770 (a blank check company)
          --------                                 ----------------------------
(State or other jurisdiction of                         (Primary Standard
incorporation or organization)                       Industrial Classification
                                                           Code Number)

                                   13-3895049
                                   ----------
                      (I.R.S. Employer Identification No.)
                                 277 Park Avenue
                            New York, New York 10172
                                 (212) 941-1400

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                          Mitchell A. Kuflik, President
                        Paragon Acquisition Company, Inc.
                                 277 Park Avenue
                            New York, New York 10017
                                 (212) 941-1400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies To:
                             Lane Altman & Owens LLP
                               101 Federal Street
                           Boston, Massachusetts 02110
                         Attn: Joseph F. Mazzella, Esq.
                         ------------------------------

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


- ------------------------------------------------------ ------------- ------------ --------------- ------------
                                                                      Proposed
                                                                       Maximum
Title of Each Class of                                                Offering       Proposed
Securities to be Registered                                           Price Per      Maximum       Amount of
                                                        Amount to       Share       Aggregate     Registration
                                                            be           (1)         Offering         Fee
                                                        Registered                   Price(2)
                                                           (1)
- ------------------------------------------------------ ------------- ------------ --------------- ------------
Shares of Common Stock, $.01 par value, to be
Distributed as a Dividend                                514,191       $.04(2)      $20,567.64    $    7.09
- --------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01 par value, issuable
upon the exercise of Subscription Rights               6,828,382       $1.00     $6,828,382.00    $2,354.61
- --------------------------------------------------------------------------------------------------------------
TOTAL..............................................                              $6,848,949.60    $2,361.70
- ------------------------------------------------------ ------------- ------------ --------------- ------------

(1) Based upon the maximum number of shares of Common Stock of Paragon estimated to be distributed per share as a dividend. No consideration will be paid for the securities.
(2) Estimated solely for the purpose of calculating the registration fee. Represents the estimated book value of Paragon at the time of the Distribution.
- ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================


                        PARAGON ACQUISITION COMPANY, INC.

                              CROSS REFERENCE SHEET


                    Between Items in Form S-1 and Prospectus
                    Pursuant to Item 501(b) of Regulation S-K


         Form S-1 Item Number and Caption                          Location or Caption in Prospectus
         --------------------------------                          ---------------------------------
1.     Forepart of The Registration Statement and
           Outside Front Cover Page of Prospectus......................Facing Page of the Registration Statement;
                                                                       Outside Front Cover Page

2.     Inside Front and Outside Back Cover Pages
           of Prospectus...............................................Inside Front Cover Page

3.     Summary Information, Risk Factors and Ratio
           of Earnings to Fixed Charges................................Summary; Risk Factors; Not Applicable

4.     Use of Proceeds.................................................Use of Proceeds

5.     Determination of Offering Price.................................Not Applicable

6.     Dilution   .....................................................Dilution

7.     Selling Security Holders........................................Not Applicable

8.     Plan of Distribution............................................Outside Front Cover page; Summary;
                                                                       Introduction; The Distribution

9.     Description of Securities to be Registered......................Outside Front Cover Page; Summary; The
                                                                       Distribution; Capitalization; Description of
                                                                       Capital Stock

10.    Interests of Named Experts and Counsel..........................Legal Counsel; Experts

11.    Information with Respect to the Registrant Summary..............Introduction; Risk Factors; The Distribution;
                                                                       Relationship Between St. Lawrence and
                                                                       Paragon After the Distribution; Dividend
                                                                       Policy; Capitalization; Selected Financial Data;
                                                                       Unaudited Pro Forma Financial Statements;
                                                                       Management's Discussion and Analysis of
                                                                       Financial Condition and Results of Operations;
                                                                       Business; Management

12.     Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities.................Not Applicable




                  SUBJECT TO COMPLETION, dated __________, 1996
                        PARAGON ACQUISITION COMPANY, INC.
                 514,191 Shares of Common Stock and Subscription
               Rights to Purchase 6,828,382 Shares of Common Stock
                  Issuable upon Exercise of Subscription Rights

PROSPECTUS

     This Prospectus is being furnished to holders of Common Stock of The St. Lawrence Seaway Corporation ("St. Lawrence") by Paragon Acquisition Company, Inc. ("Paragon") in connection with the distribution (the "Distribution") to them of (i) 514,191 shares of Common Stock, par value $.01 per share (the "Shares") of Paragon Acquisition Company, Inc. ("Paragon"), and (ii) 514,191 non-transferable rights (the "Subscription Rights") to purchase two (2) additional Shares of Paragon. See "The Distribution.". In the Distribution, each St. Lawrence stockholder will receive one Paragon Share and one Subscription Right for each share of St. Lawrence common stock owned, or which is subject to exercisable options and warrants, as of _____________, 1996 (the "Record Date"). The Shares were purchased by St. Lawrence on July , 1996 for aggregate consideration of $5,141. Neither St. Lawrence nor Paragon will receive any cash or other proceeds from the Distribution, and St. Lawrence Stockholders will not make any payment for the Shares and Subscription Rights. Paragon may receive proceeds upon the exercise of Subscription Rights in the future. See "The Distribution."

     The balance of 2,900,000 (85%) of the currently outstanding Shares of Paragon are owned by PAR Holding Company, LLC, a Delaware limited liability company ("PAR Holding") and were acquired for a purchase price of $.05 per share, or $150,000 (the "Initial Capital"). See "The Company" and "Certain Transactions". The Initial Capital will be utilized for the costs of organization of Paragon, the registration of the Shares and Subscription Rights, and for general corporate purposes. This Prospectus, and the Registration Statement of which it is a part, is also being used in connection with the distribution to PAR Holding of one Subscription Right for each Share owned by PAR Holding, or, a total of 2,900,000 Subscription Rights, exercisable on the same terms and conditions as applicable to St. Lawrence stockholders. See "The Distribution."

     The Subscription Rights will not be exercisable, if not at all, until after Paragon has identified and described a Business Combination (as defined herein) in a post-effective amendment to this Prospectus (the "Post-Effective Amendment"). See "Commencement of Subscription Period." If and when they become exercisable, the Subscription Rights will entitle the holder thereof to purchase from Paragon two (2) authorized but heretofore unissued Shares of Paragon for each Subscription Right held. The purchase price under the Subscription Rights will be established by Paragon at the time a Business Combination is identified in the Post-Effective Amendment, and will be not more than $2.00 per Subscription Right. See "Subscription Price." Stockholders who fully exercise their Subscription Rights (other than PAR Holding) will be entitled to the additional privilege of subscribing, subject to certain limitations, for any Shares subject to unexercised Subscription Rights. See "Over-Subscription Privilege."

     The Shares, and any Shares issued upon exercise of Subscription Rights, will be held in escrow and are non-transferable by the holder thereof until after the completion of a Business Combination (as defined below). See "Escrow of Shares and Subscription Rights." The Subscription Rights will also be held in escrow and become exercisable only upon the filing by Paragon of a Post-Effective Amendment to this Prospectus. The net proceeds from the exercise of the Subscription Rights will remain in an escrow account subject to release upon consummation of a Business Combination or, if a Business Combination has been earlier consummated, until after said Business Combination has been described in a Post-Effective Amendment. See "Escrow of Proceeds upon Exercise of Subscription Rights."

     The Distribution will be made as of the effective date of this Prospectus (the "Distribution Date"). It is expected that certificates evidencing Shares and Subscription Forms will be mailed to St. Lawrence stockholders on or about __________, 1996. There is no current public trading market for the Shares and none is expected to develop, if at all, until after the consummation of a Business Combination and the release of the Shares from escrow.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON PAGE ____ OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




- -------------------------------------- --------------------------- ------------------------ ------------------------
                                                                   UNDERWRITING DISCOUNTS
                                        MAXIMUM PRICE TO PUBLIC(1)     AND COMMISSIONS        PROCEEDS TO COMPANY
                                        -----------------------        ---------------        -------------------
PER SHARE                               $              0.00                  -0-              $          0.00

PER EXERCISE OF SUBSCRIPTION            $              2.00(2)               -0-              $  6,828,382.00

RIGHT                                   $      6,828,382.00                  -0-              $  6,828,382.00
- -------------------------------------- --------------------------- ------------------------ ------------------------

(1) NO CONSIDERATION WILL BE PAID BY ST. LAWRENCE STOCKHOLDERS IN CONNECTION WITH THE DISTRIBUTION OF THE SHARES AND THE SUBSCRIPTION RIGHTS.

(2) BASED UPON THE MAXIMUM EXERCISE PRICE PER SUBSCRIPTION RIGHT.

NO STOCKHOLDER APPROVAL OF THE DISTRIBUTION IS REQUIRED OR SOUGHT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           -------------------------

                The date of this Prospectus is __________, 1996.




                              AVAILABLE INFORMATION


Paragon has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding Paragon and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

Paragon intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.




                                       ii


                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained herein. Capitalized terms not defined in this Summary are defined elsewhere in this Prospectus.

DISTRIBUTING COMPANY     The  St.  Lawrence  Seaway   Corporation,   an  Indiana
                         corporation ("St. Lawrence").

DISTRIBUTED COMPANY      Paragon  Acquisition  Company,   Inc.  ("Paragon")  was
                         formed on June 19,  1996 to serve as a vehicle  to seek
                         and effect a merger,  exchange of capital stock,  asset
                         acquisition or other business  combination (a "Business
                         Combination")  with an  operating  business  (a "Target
                         Business").  PAR Holding  Company,  LLC ("PAR Holding")
                         has  contributed  $150,000 to Paragon in  exchange  for
                         2,900,000  shares of Common Stock (the "Shares")  which
                         funds will be used for the costs of the organization of
                         Paragon, the Distribution,  the Registration  Statement
                         of which this  Prospectus  is a part,  and for  general
                         corporate purposes. The Managing Members of PAR Holding
                         are the  principal  officers and  directors of Paragon,
                         and,  therefore,  will be principally  responsible  for
                         seeking,   evaluating   and   consummating  a  Business
                         Combination   with  a  Target  Company.   St.  Lawrence
                         purchased the Shares of Paragon, and is participating in the Distribution in order to provide St. Lawrence shareholders with the opportunity to participate in ownership of such Target Business.

BUSINESS PURPOSE OF
PARAGON Paragon was established to acquire a Target Business primarily located in the United States, but its efforts will not be limited to a particular industry. In seeking a Target Business, Paragon will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer related products and services (including amusement, food service and/or recreational services), personal care services, voice and data information processing and transmission and related technology development, (ii) is engaged in wholesale or retail distribution, or (iii) engages in the financial services or similar industries. Paragon has not had any negotiations with any entity or representatives of any entity regarding a Business Combination. Paragon may, under certain circumstances, seek to effect Business Combinations with more than one Target Business.

PRINCIPAL STOCKHOLDERS   After the Distribution St. Lawrence  stockholders  will
                         own 514,191 Shares of Paragon (15% of Paragon  Shares),
                         and   514,191   Subscription   Rights  to  purchase  an
                         additional 1,028,382 Shares. PAR Holding currently will own 2,900,000 Shares (85% of Paragon Shares) and
                         2,900,000 Subscription Rights to purchase an additional
                         5,800,000 Shares.

SECURITIES TO BE
DISTRIBUTED              St.  Lawrence  will  distribute  to  its   shareholders
                         514,191  Shares of  Paragon  and  514,191  Subscription
                         Rights.  The Subscription  Rights entitle the holder to
                         purchase   two  (2)   Shares   of   Paragon   for  each
                         Subscription  Right  held  for a  purchase  price to be
                         established by Paragon's Board of Directors at the time
                         a Business Combination is described in a Post-Effective
                         Amendment,  such  price to be not more  than  $2.00 per
                         Subscription  Right  (the  "Subscription  Price").  St.
                         Lawrence  will  effect the  Distribution  of Shares and
                         Subscription   Rights  on  the  Distribution   Date  by
                         delivering   the   Shares   and   subscription    forms
                         ("Subscription



                                       1


                         Forms") to the XXX Trust Company, as the distribution agent (the "Distribution Agent"), for distribution to Stockholders of St. Lawrence on the Record Date. The Distribution Agent will provide each St. Lawrence stockholder with a copy of this Prospectus and notice of the number of Shares and Subscription Rights each is entitled to receive but no certificates or other physical rights will be issued or distributed with respect to the Shares and Subscription Rights. All of the Shares and Subscription Rights will be held in escrow by the Escrow Agent. See "Escrow of Shares and Subscription Rights." The actual total number of Shares and Subscription Rights to be distributed will depend on the number of shares of St. Lawrence common stock outstanding on the Record Date. The Subscription Rights are non-transferable.

                         No Stockholder of St. Lawrence will be required to pay any cash or other consideration for the Shares or Subscription Rights received in the Distribution or to surrender or exchange shares of St. Lawrence Common Stock or to take any other action in order to receive the Shares and Subscription Rights. The Distribution will not affect the number of, or the rights attaching to, outstanding shares of St. Lawrence common stock. No vote of St. Lawrence stockholders is required

DISTRIBUTION RATIO       One  Share  and one  Subscription  Right  for every one
                         share of St. Lawrence common stock, owned, or subject to exercisable warrants on options, as of the Record
                         Date.

DISTRIBUTION AGENT,
TRANSFER AGENT AND
ESCROW AGENT             XXX Trust Company
                         Telephone: _______________

FEDERAL INCOME TAX
CONSEQUENCES             The  receipt  of  Shares  and  Subscription  Rights  is
                         expected to be taxable for federal  income tax purposes
                         to  the  St.  Lawrence  stockholders.  The  income  tax
                         considerations   applicable  to  the  Distribution  are
                         discussed under "Federal Income Tax Consequences of the Distribution."

COMMENCEMENT OF
SUBSCRIPTION RIGHTS      Paragon  will file a  Post-Effective  Amendment to this
                         Prospectus  upon  agreement  for the  acquisition  of a
                         Target  Business,  or assets that will  constitute  the
                         business or, if a Business Combination has already been
                         consummated,  promptly after the  consummation  of each
                         Business  Combination.  See  "Proposed  Business".  The
                         Post-Effective Amendment will contain information about
                         the Target  Company and its  business.  If the Board of
                         Directors  determines  that sale of Shares  pursuant to
                         the exercise of Subscription  Rights is necessary or in
                         the  interest  of  Paragon   Stockholders  within  five
                         business   days  after  the   effective   date  of  the
                         Post-Effective Amendment, the Distribution Agent will send by first class mail or other equally prompt means, to each holder of Subscription Rights, a copy of the Prospectus contained in the Post-Effective Amendment and any amendment or supplement thereto along with Subscription Forms.

                         The Subscription Period will commence on the eighth business day after the effective date of the Post-Effective Amendment (the "Commencement Date"). The Subscription Rights and the Over-Subscription Privilege will expire on the Expiration Date and may not be exercised after that date, unless extended by the Board of Directors. All Subscription Forms must be received by the Distribution Agent no later than the Expiration Date, unless Subscription is effected through a notice of guaranteed delivery, as described herein.


                                       2


ESCROW OF SUBSCRIPTION
PROCEEDS UPON EXERCISE
OF RIGHTS                Upon  receipt  of  the  Subscription   Price,  the  net
                         proceeds  received  by  Paragon  will be  placed  in an
                         interest-bearing    escrow   account   (the   "Escrowed
                         Proceeds")  maintained by the  Distribution  Agent,  as
                         escrow  agent,  subject  to  release  to  Paragon  upon
                         written    notification   by   Paragon   that   certain
                         established  conditions  have  been  satisfied  and the
                         Business Combination is to be consummated.  or has been
                         consummated.   If  a   Business   Combination   is  not
                         consummated  within 120 days after the Expiration  Date
                         of  the   Subscription   Period  (as  defined  in  this
                         Prospectus), the Escrowed Proceeds will be returned to each subscribing stockholder within five (5) business days by first class mail or other equally prompt means.

ESCROW OF SHARES AND
SUBSCRIPTION RIGHTS      The   Subscription   Rights   and  the   Shares  to  be
                         distributed   hereunder   and  upon   exercise  of  the
                         Subscription  Rights, will be placed in escrow with the
                         Distribution  Agent, as escrow agent,  until completion
                         of a Business Combination and compliance with all terms
                         of the escrow  agreement.  The Shares and  Subscription
                         Rights   will  be  held  in  escrow  and  will  not  be
                         transferable  except by will or the laws of descent and
                         distribution  or  pursuant  to  a  qualified   domestic
                         relations order. See "Escrow of Shares and Subscription
                         Rights."

RELATIONSHIP BETWEEN ST.
LAWRENCE AND PARAGON
AFTER THE DISTRIBUTION   St.  Lawrence  will  have  no  stock  ownership  in the
                         Company  after the  Distribution  except to the  extent
                         that certain Shares are not  immediately  distributable
                         to St. Lawrence  stockholders  because of regulatory or
                         other  limitations.  In such event,  St.  Lawrence will
                         continue to hold such  Shares and will be  treated,  in
                         all  respects,  the same as any  other  stockholder  of
                         Paragon. It is not expected that such ownership will be
                         material  in  amount,   or  will  be  material  to  St.
                         Lawrence.

RISK FACTORS             The Shares and Subscription  Rights  distributed hereby
                         involve  a high  degree  of risk.  There  is no  public
                         market for the Shares and no public  market is expected
                         to develop  until such time,  if ever,  that a Business
                         Combination  is  completed  and the Shares are released
                         from escrow.  There can be no  assurance  that a public
                         market  will  develop  or  continue  for any  sustained
                         period  of  time   after   completion   of  a  Business
                         Combination. Other risk factors include but are not limited to: Paragon's lack of operating history and limited resources and intense competition in selecting a Target Business and effecting a Business Combination.
                         See "Risk Factors and "Use of Proceeds".



                                       3


                          SUMMARY FINANCIAL INFORMATION

        The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.


                                                                                June 30, 1996
                                                                  ------------------------------------------
                                                                         Actual              Pro Forma (1)
                                                                  ------------------------------------------
Balance Sheet Data:
   Working capital ............................................    $   50,000                $130,141(2)
   Total assets ...............................................    $   95,000                $175,141
   Total liabilities ..........................................    $   25,000                $ 25,000
   Stockholders' equity........................................    $   70,000                $150,141

(1) The effect of the exercise of Subscription Rights will be reflected in a Post-Effective Amendment which will establish the purchase price under the Subscription Rights.

(2) Gives effect to payment of a Subscription Receivable of $75,000 by PAR Holding Company, LLC on July ___, 1996, and the purchase by St. Lawrence of 514,191 shares of Common Stock, $.01 par value for $5,141 in cash on July ___, 1996.


                                       4


                                   THE COMPANY


ORGANIZATION AND BACKGROUND OF THE COMPANY

             Paragon Acquisition Company, Inc. ("Paragon") was incorporated under the laws of the State of Delaware on June 19, 1996 to seek a Business Combination with a Target Business. The purchase of Shares and Subscription Rights by St. Lawrence, and the Distribution, is intended to provide stockholders of St. Lawrence with an opportunity to participate and benefit from such a Business Combination through ownership of the Shares and possible exercise of the Subscription Rights. The Board of Directors of St. Lawrence has determined that such opportunity was offered by Paragon through agreement with PAR Holding that St. Lawrence stockholders would acquire an immediate ownership interest in Paragon, would receive Subscription Rights for additional shares of Paragon stock on the same basis as those being issued to PAR Holding and that PAR Holding would provide the funds necessary for the organization of Paragon and the Distribution of the Shares and Subscription Rights. In connection with the organization of Paragon, PAR Holding has been issued 2,900,000 Shares at a purchase price of $.05 per Share. On July , 1996, St. Lawrence was issued 514,191 Shares at a price of $.01 per Share. Subscription Rights issued to St. Lawrence stockholders and PAR Holding are exercisable, if at all, at the same exercise price, and upon the same terms and conditions, except that PAR Holding will not have the right to exercise any over-subscription privileges with respect to unexercised Subscription Rights held by St. Lawrence stockholders. See "Manner of Effecting the Distribution" and "Over-Subscription Privilege."

             Following the Distribution of the Shares and Subscription Rights, Paragon will be a public company whose shares will be owned by over 1,000 shareholders. The Shares to be distributed hereunder, the Subscription Rights and any Shares issuable upon exercise of Subscription Rights shall be held in escrow and may not be sold or transferred until Paragon has consummated a Business Combination, or until the Company determines that release of Shares or Subscription Rights is otherwise permitted by applicable law. After the Business Combination is consummated, the Shares will be released from escrow, but there is no assurance that a trading market therefor will develop.

             The Board of Directors and principal officers of Paragon are the Managing Members of PAR Holding, who will be principally responsible for seeking, evaluating and consummating any Business Combination. PAR Holding has invested $150,000 in Paragon in exchange for 2,900,000 Shares and PAR Holding will receive 2,900,000 Subscription Rights exercisable upon the same terms and under the same conditions as Subscription Rights being distributed to St. Lawrence stockholders (except for limitations on PAR Holdings exercise of over-subscription privileges). See "Over-Subscription Privilege." Neither St. Lawrence, nor St. Lawrence stockholders, are obligated to make any payments to Paragon or to PAR Holding in exchange for the Shares to be received and distributed in the Distribution, nor are they obligated in the future to make any payments under the Subscription Rights or otherwise, unless they elect to exercise the Subscription Rights distributed to them.


BUSINESS OBJECTIVE

             Paragon intends to utilize the net proceeds from the exercise of the Subscription Rights, if any, and bank borrowings or a combination thereof, if necessary, in effecting a Business Combination. See "Use of Proceeds". Paragon may also seek to effect a Business Combination without investment of funds by Paragon, through the issuance of stock as consideration for the Target Business. Paragon will seek to acquire a Target Business primarily located in the United States but its efforts will not be limited to a particular industry. In seeking a Target Business, Paragon will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer related products and services (including food service, amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development, (ii) is engaged in wholesale or retail distribution or, (iii) engages in the financial services or similar industries. Paragon has not had any negotiations with representatives of any entity regarding a Business



                                       5


Combination. Paragon may, under certain circumstances, seek to effect Business Combinations with more than one Target Business.

             Paragon's principal executive offices are located at 277 Park Avenue, New York, 10017 and its telephone number is (212) 941-1400.

BUSINESS EXPERIENCE OF PRINCIPALS

             The executive officers and directors of Paragon have business experience which has provided them with skills which Paragon believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination. These individuals have experience in evaluating investment opportunities and certain directors and officers have served as managers of private investment partnerships for several years. See "Management". Paragon may, from time to time, retain other persons or representatives to assist in locating or evaluating a Target Business or potential Business Combinations.

OPPORTUNITY FOR STOCKHOLDER EVALUATION OR APPROVAL OF BUSINESS COMBINATION

             The stockholders of Paragon will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to Paragon in connection with selecting a potential Target Business, until after Paragon has entered into a definitive agreement to effectuate a Business Combination, or until after a Business Combination is consummated. As a result, stockholders of Paragon will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business and the terms of any Business Combination.

             Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval, such as where shares of common stock are issued as consideration for the Target Business. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. The Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote.

             Even if stockholders of Paragon are afforded the right to approve a Business Combination, no dissenters' rights to receive fair payment will be available for stockholders if Paragon is to be the surviving corporation unless the Certificate of Incorporation of Paragon is amended and as a result thereof:
(i) alters or abolishes any preferential right of such stock; (ii) creates, alters or abolishes any provision or right in respect of the redemption of such shares or any sinking fund for the redemption or purchase of such shares; (iii) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (iv) excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.


                                  RISK FACTORS

NO OPERATING HISTORY; LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES

             Paragon, organized on June 19, 1996, is a development stage company and has not, as of the date hereof, attempted to seek a Business Combination. Paragon has no operating history and, accordingly, there is only a limited basis upon which to evaluate Paragon's prospects for achieving its intended business objectives. To date, Paragon's efforts have been limited to organizational activities and the preparation of this Prospectus. Paragon has limited resources and has had no revenues to date. In addition, Paragon will not achieve any revenues until, at the earliest, the consummation of a Business Combination. Moreover, there can be no assurance that any Target Business, at the time of Paragon's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. See "Proposed Business."



                                       6


UNSPECIFIED BUSINESS

             Stockholders of Paragon will not have an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. As a result, investors will be entirely dependent on the judgment of management in connection with the selection of a Target Business. There can be no assurance that determinations ultimately made by Paragon will permit Paragon to achieve its business objectives. See "Use of Proceeds" and "Proposed Business."

SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS COMBINATION

             While a prospective Target Business may deem a Business Combination with Paragon desirable for various reasons, a Business Combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. Nonetheless, there can be no assurance that there will be an active trading market for Paragon's securities following the completion of a Business Combination or, if a market does develop, as to the market price for Paragon's securities.

UNCERTAIN STRUCTURE OF BUSINESS COMBINATION

             The structure of a future transaction with a Target Business cannot be determined at the present time and may take, for example, the form of a merger, an exchange of stock or an asset acquisition. In such cases, Paragon may issue stock as consideration for the Target Business and, in such event, the Subscription Rights may not be exercisable at all, or may be exercisable only after the Business Combination is consummated and descried in a Post-Effective Amendment. Paragon may also form one or more subsidiary entities to effect a Business Combination and may, under certain circumstances, distribute the securities of subsidiaries to the stockholders of Paragon. There cannot be any assurance that a market would develop for the securities of any subsidiary distributed to stockholders or, if it did, the prices at which such securities might trade. The structure of a Business Combination or the distribution of securities to stockholders may result in taxation of Paragon, the Target Business or stockholders. See "Proposed Business."

UNSPECIFIED INDUSTRY AND TARGET BUSINESS; UNASCERTAINABLE RISKS

             While Paragon will target industries located in the United States, Paragon has not selected any particular industry or Target Business in which to concentrate its Business Combination efforts. None of Paragon's directors or its executive officers have had any negotiations with any entity or representatives of any entity regarding a Business Combination. To the extent that Paragon effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), Paragon will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that Paragon effects a Business Combination with an entity in an industry characterized by a high level of risk, Paragon will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that Paragon will properly ascertain or assess all such risks. See "Proposed Business."

PROBABLE LACK OF BUSINESS DIVERSIFICATION

             As a result of its limited resources, Paragon, in all likelihood, may have the ability to effect only a single Business Combination. Accordingly, the prospects for Paragon's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple segments of a single industry, it is highly likely that Paragon will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. Paragon's probable lack of diversification may subject Paragon to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which Paragon may operate subsequent to a Business



                                       7

Combination. The prospects for Paragon's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by Paragon, there can be no assurance that the Target Business will prove to be commercially viable. Paragon has no present intention of purchasing or acquiring a minority interest in any Target Business. See "Use of Proceeds" and "Proposed Business."

DEPENDENCE UPON BOARD OF DIRECTORS

             The ability of Paragon to successfully effect a Business Combination will be largely dependent upon the efforts of its executive officers and the Board of Directors. Notwithstanding the significance of such persons, Paragon has not entered into employment agreements or other understandings with any such personnel concerning compensation or obtained any "key man" life insurance on their respective lives. The loss of the services of such key personnel could have a material adverse effect on Paragon's ability to successfully achieve its business objectives. None of Paragon's key personnel are required to commit even a substantial amount of their time to the affairs of Paragon and, accordingly, such personnel may have conflicts of interests in allocating management time among various business activities. However, each officer and director of Paragon will devote such time as he deems reasonably necessary to carry out the business and affairs of Paragon, including the evaluation of potential Target Businesses and the negotiation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of Paragon may vary significantly, depending upon, among other things, whether Paragon has identified a Target Business or is engaged in active negotiation of a Business Combination. Paragon will rely upon the expertise of such executive officers, and the Board does not anticipate that it will hire additional personnel. However, if additional personnel were required, there can be no assurance that Paragon will be able to retain such necessary additional personnel. See "Proposed Business" and "Conflicts of Interest."

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT

             While Paragon's present management intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that Paragon's assessment of such management will prove to be correct. While it is possible that certain of Paragon's directors or its executive officers will remain associated in some capacities with Paragon following a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to the affairs of Paragon subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by Paragon. Paragon may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that Paragon will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition, there can be no assurance that the future management of Paragon will have the necessary skills, qualifications or abilities to manage a public company embarking on a program of business development. See "Proposed Business" and "Management."

CONFLICTS OF INTEREST

              Certain of the persons associated with Paragon may be affiliated with a Target Business which is evaluated by Paragon, or which is part of a Business Combination with Paragon, or may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by Paragon. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of Paragon's directors and its executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of Paragon. See "Management."



                                       8


COMPETITION

             Paragon  expects  to  encounter  intense   competition  from  other
entities having business objectives similar to those of Paragon. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than Paragon and there can be no assurance that Paragon will have the ability to compete successfully. Paragon's financial resources will be limited in comparison to those of many of its competitors. There can be no assurance that such prospects will permit Paragon to achieve its stated business objectives. See "Proposed Business."

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

             In the event that Paragon succeeds in effecting a Business Combination, Paragon will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, Paragon will have the resources to compete in the industry of the Target Business effectively, especially to the extent that the Target Business is in a high-growth industry. See "Proposed Business."

POSSIBLE USE OF DEBT FINANCING; DEBT OF A TARGET BUSINESS

             There currently are no limitations on Paragon's ability to borrow or otherwise raise funds to increase the amount of capital available to Paragon to effect a Business Combination. However, Paragon's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by Paragon will depend on numerous considerations, including Paragon's capital requirements, Paragon's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought would be available on terms deemed to be commercially acceptable by and in the best interests of Paragon. The inability of Paragon to borrow funds required to effect or facilitate a Business Combination or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on Paragon's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject Paragon to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred borrowings and, therefore, all the risks inherent thereto. See "Use of Proceeds" and "Proposed Business."

INVESTMENT COMPANY ACT CONSIDERATIONS

             The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be within the definitional scope of certain provisions of the Investment Company Act. Paragon believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject Paragon to regulation under the Investment Company Act. Nevertheless, there can be no assurance that Paragon will not be deemed to be an investment company, particularly during the period prior to a Business Combination. If Paragon is deemed to be an investment company, Paragon may become subject to certain restrictions relating to Paragon's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of Paragon as an investment company, the failure by Paragon to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on Paragon.



                                       9


DIVIDENDS UNLIKELY

             Paragon does not expect to pay dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon Paragon's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of Paragon's then Board of Directors. Paragon presently intends to retain all earnings, if any, for use in Paragon's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. See "Description of Securities-Dividends."

CONTROL BY PRESENT STOCKHOLDERS

             Upon consummation of this Distribution, St. Lawrence stockholders will own approximately 15% of the issued and outstanding Shares of Paragon, and PAR Holding will own approximately 85% of the issued and outstanding Shares of Paragon. Accordingly, PAR Holding will be in a position to elect all of Paragon's directors, approve amendments to Paragon's Certificate of Incorporation, and otherwise direct the affairs of Paragon. See "Stockholders," and "Description of Securities."

RESTRICTED RESALES OF THE SECURITIES UNDER STATE SECURITIES OR "BLUE SKY" LAWS

             Paragon will attempt to register or obtain an exemption from registration for the Distribution of the Shares and the Subscription Rights in states where stockholders currently reside. There can be no assurance as to which or how many states the Distribution will be permitted. The sale of Shares in the secondary trading market also is limited by many state securities or "blue sky" laws or regulations. In addition, the Shares and Subscription Rights will be held in escrow and the Shares will not be transferrable until such time as a Business Combination is consummated. Based upon current "blue sky" or state securities laws and regulations of which Paragon is aware, it is anticipated that Paragon's securities will be immediately eligible for resale in the secondary market upon release from escrow in each of the states in which the offering is registered or exempt from registration. Purchasers of Paragon's securities in any secondary trading market which may develop must be residents of such states. In addition, several additional states currently will permit secondary market sales of these securities, upon release from escrow, (i) if certain financial and other information with respect to Paragon is published in a recognized securities manual, (ii) after a certain period has elapsed from the date of this Prospectus, or (iii) pursuant to exemptions applicable to certain institutional investors. However, Paragon does not expect to be able to be listed in any recognized securities manual until after the consummation of the first Business Combination, if at all.


                                THE DISTRIBUTION

MANNER OF EFFECTING THE DISTRIBUTION

             Based upon 514,191 Shares of Common Stock of St. Lawrence which are issued and outstanding or subject to exercisable options and warrants as of ______________, 1996 (the "Record Date"), St. Lawrence will distribute to its stockholders 514,191 Shares of Paragon and 514,191 Subscription Rights entitling the holder thereof to subscribe for two (2) additional Shares at a price to be determined by the Paragon Board of Directors, but in no event more than $2.00 per Subscription Right (the "Subscription Price"). Each Record Date stockholder of St. Lawrence is being issued one (1) Share of Paragon and one (1) Subscription Right for each share of common stock of St. Lawrence owned on the Record Date. The number of Shares and Subscription Rights to be issued to each stockholder will be rounded down to the nearest whole number of shares and no fractional Shares or Subscription Rights will be distributed.

             The Shares distributed to St. Lawrence shareholders will be fully paid for and nonassessable, and the holders thereof will not be entitled to preemptive rights. The Subscription Rights entitle a stockholder to acquire at the Subscription Price, two (2) Shares for each Subscription Right held. Subscription Rights will not be exercisable until after a Post-Effective Amendment describing a proposed or completed Business Combination is delivered to holders and then may be exercised at any time during the Subscription Period (as defined herein).



                                       10

             In addition, any stockholder of Paragon who fully exercises all Subscription Rights distributed to him (other than PAR Holding) is entitled to subscribe for Shares which were not otherwise subscribed for by other holders pursuant to the Subscription Rights (the "Over-Subscription Privilege"). Shares acquired through such Over-Subscription Privilege are subject to allocation or increase, which is more fully discussed below under "Over- Subscription Privilege."

             St.   Lawrence   will  effect  the   Distribution   of  Shares  and
Subscription Rights on the Distribution Date by delivering the Shares and subscription forms ("Subscription Forms") to the XXX Trust Company, as the distribution agent (the "Distribution Agent"), for distribution to Stockholders of St. Lawrence on the Record Date. The Distribution Agent will provide each St. Lawrence stockholder with a copy of this Prospectus and notice of the number of Shares and Subscription Rights each is entitled to receive but no certificates or other physical rights will be issued or distributed with respect to the Shares and Subscription Rights. All of the Shares and Subscription Rights will be held in escrow by the Escrow Agent. See "Escrow of Shares and Subscription
Rights." The actual total number of Shares and Subscription Rights to be distributed will depend on the number of shares of St. Lawrence common stock outstanding on the Record Date. The Subscription Rights are non-transferable.

             No Stockholder of St. Lawrence will be required to pay any cash or other consideration for the Shares or Subscription Rights received in the Distribution or to surrender or exchange shares of St. Lawrence Common Stock or to take any other action in order to receive the Shares and Subscription Rights. The Distribution will not affect the number of, or the rights attaching to, outstanding shares of St. Lawrence common stock. No vote of St. Lawrence stockholders is required or sought in connection with the Distribution.

COMMENCEMENT OF SUBSCRIPTION PERIOD

             In the event Paragon identifies a proposed Business Combination which requires the investment of funds by the Company, Paragon will take steps necessary to activate the Subscription Rights. In connection therewith, the Board of Directors will determine a Subscription Price (as described below) and Paragon will file a Post-Effective Amendment to this Prospectus describing a Target Business, or assets that will constitute the business (or a line of business). See "Proposed Business". The Post-Effective Amendment will contain information about the Target Company and its business(es). Within five business days after the effective date of the Post-Effective Amendment, the Distribution Agent will send by first class mail or other equally prompt means, to each holder of Subscription Rights, a copy of the Prospectus contained in the Post-Effective Amendment and any amendment or supplement thereto along with Subscription Forms. In the event a Business Combination can be effected without significant investment of funds by Paragon, the Board of Directors may determine that issuance of Shares under the Subscription Rights is not necessary. In such case no Subscription Period will commence.

             The Subscription Period will commence on the eighth business day after the effective date of the Post-Effective Amendment (the "Commencement Date"). The Subscription Period will expire twenty (20) business days from the Commencement Date (the "Expiration Date"). The Subscription Rights and the Over-Subscription Privilege will expire on the Expiration Date and may not be exercised after that date, unless extended by the Board of Directors. All Subscription Forms must be received by the Distribution Agent no later than the Expiration Date, unless Subscription is effected through a notice of guaranteed delivery, as described herein.

SUBSCRIPTION PRICE

             The Subscription Price per Share will be determined by the Paragon Board of Directors at the time a Business Combination is described in a Post-Effective Amendment and will not in any event exceed $2.00 per Subscription Right. Such price will be determined based on several factors, including funds necessary to consummate the Business Combination, expenses of such transaction, operating expenses and working capital needs of the Company after consummation of the Business Combination. See "Confirmation of Purchase."



                                       11


DISTRIBUTION AGENT

             The Distribution Agent for Paragon is XXX Trust Company, which will receive, for its administrative, processing, invoicing and other services as Subscription Agent, a fee of $__________ and reimbursement for all out-of-pocket expenses related to the subscription for Shares. The Distribution Agent is also Paragon's transfer agent, subscription agent and escrow agent. Stockholders may contact the Distribution Agent at _____________.

OVER-SUBSCRIPTION PRIVILEGE

             If some stockholders of Paragon do not exercise all of the Subscription Rights issued to them, then any Shares for which Subscriptions have not been received from stockholders will be offered by means of the Over-Subscription Privilege to those stockholders of Paragon who have exercised all of the Subscription Rights issued to them and who wish to acquire additional Shares. Stockholders who exercise all of the Subscription Rights issued to them will be asked to indicate on the Subscription Form how many Shares they wish to acquire through the Over-Subscription Privilege. There is no limit to the number of Shares that may be requested through the Over-Subscription Privilege. If sufficient Shares remain in excess of those for which Subscription Rights are exercised, then all requests for additional Shares will be honored in full. PAR Holding was not granted an Over-Subscription privilege in its Subscription Rights.

             All requests to purchase Shares pursuant to the Over- Subscription Privilege are subject to allocation. To the extent that there are not sufficient Shares to honor all over- subscriptions, the available Shares will be allocated pro-rata among those stockholders of Paragon (other than PAR Holding) who over-subscribe based on the number of Subscription Rights originally issued to them by St. Lawrence, so that the number of Shares issued to stockholders who subscribe through the Over-Subscription Privilege will be generally in proportion to the number of shares of St. Lawrence's common stock owned by them on the Record Date. The percentage of remaining Shares each over-subscribing stockholder may acquire may be rounded up or down to result in delivery of whole Shares. The allocation process may involve a series of allocations in order to ensure that the total number of Shares available for over-subscriptions are distributed on a pro rata basis.

HOW TO SUBSCRIBE

        Stockholders should mail or deliver Subscription Forms and acceptable forms of payment for shares to the Distribution Agent in time to be received by 5:00 p.m. Eastern Standard Time on the Expiration Date by one of the following methods at the following address:

                               BY FIRST CLASS MAIL
                      BY EXPRESS MAIL OR OVERNIGHT COURIER
                                     BY HAND

                                  XXXXXXXXXXXX
                                     XXXXXXX
                                    XXXXXXXXX


        DELIVERY TO AN ADDRESS OTHER THAN THE ABOVE WILL NOT CONSTITUTE DELIVERY FOR PURPOSES OF THE SUBSCRIPTION.

        IT IS STRONGLY SUGGESTED THAT STOCKHOLDERS USE A DELIVERY METHOD WHICH WILL GUARANTEE DELIVERY BY THE EXPIRATION DATE AND WHICH WILL PROVIDE A RETURN RECEIPT TO THE SENDER. NEITHER THE DISTRIBUTION AGENT NOR PARAGON WILL BE RESPONSIBLE FOR SUBSCRIPTION FORMS OR PAYMENTS THAT ARE NOT SO DELIVERED.



                                       12


        Subscription Rights may be exercised by stockholders whose Shares of Paragon are held in their own name ("Record Owners") by completing the Subscription Form to be forwarded to each Stockholder and delivering it to the Distribution Agent, together with any required payment for the Shares, as described below under "Payment for Shares." Stockholders whose Shares are held by a Nominee must exercise their Subscription Rights by contacting their Nominees, who can arrange, on a stockholder's behalf, to guarantee delivery of a properly completed and executed Subscription Form and payment for the Shares. A fee may be charged for this service. Subscription Forms must be received by the Subscription Agent prior to 5:00 p.m. Eastern Standard Time on the Expiration Date unless the Subscription Period is extended. If Subscription is to be effected by means of a Notice of Guaranteed Delivery, then Subscription Forms are due not later than three (3) business days following the Expiration Date, and full payment for the Shares is due not later than ten (10) business days following the Confirmation Date. See "Payment for Shares," below.

PAYMENT FOR SHARES

        Stockholders of Paragon who acquire Shares pursuant to the Subscription or the Over-Subscription Privilege may choose between the following methods of payment:

        (1) If, prior to 5:00 p.m. Eastern Standard Time on the Expiration Date, unless extended, the Distribution Agent has received a Notice of Guaranteed Delivery, by telegram or otherwise, from a Nominee guaranteeing delivery of (a) payment of the full Subscription Price for the Shares subscribed for pursuant to the Subscription and any additional Shares subscribed for through the Over-Subscription Privilege and (b) a properly completed and executed Subscription Form, the subscription will be accepted by the Distribution Agent. The Distribution Agent will not honor a Notice of Guaranteed Delivery if a properly completed and executed Subscription Form is not received by the Distribution Agent by the close of business on the third (3rd) business day after the Expiration Date, unless the Offer is extended, and full payment for the Shares is not received by it by the close of business on the tenth (10th) business day after the Confirmation Date (as defined below).

        (2) Alternatively, a Record Owner may send payment for the Shares acquired pursuant to the Subscription, together with the Subscription Form, to the Distribution Agent based on the Subscription Price. To be accepted, such payment, together with the Subscription Form, must be made payable to Paragon and received by the Distribution Agent prior to 5:00 p.m. Eastern Standard Time on the Expiration Date, unless the Offer is extended. All payments by a stockholder must be made in United States dollars by money order or check and drawn on a bank located in the United States of America.

CONFIRMATION OF PURCHASE

        Within eight business days following the expiration of the Subscription Period (the "Confirmation Date"), a confirmation will be sent by the Distribution Agent to each stockholder of Paragon (or, if shares are held by a Nominee, on the Record Date, to such Nominee) showing: (i) the number of Shares acquired through the Subscription Rights; (ii) the number of Shares, if any, acquired through the Over-Subscription Privilege; (iii) the per Share and total Subscription Price for the Shares; and (iv) the amount payable by the stockholder to Paragon or any excess to be refunded by Paragon to the stockholder, in each case based on the Subscription Price.

        In the case of any stockholder who exercises a right to acquire Shares through the Over-Subscription Privilege, any excess payment which would otherwise be refunded to the Stockholder will be applied by Paragon toward payment for Shares acquired through exercise of the Over-Subscription Privilege. Any further payment required from a stockholder must be received by the Distribution Agent within ten (10) business days after the Confirmation Date, and any excess payment to be refunded by Paragon to a stockholder will be mailed by the Distribution Agent to the stockholder within ten (10) business days after the Confirmation Date.

        Issuance and delivery of certificates for the Shares subscribed for are subject to collection of checks and actual payment through any notice of Guaranteed Delivery.


                                       13


        If a stockholder who acquires Shares through the Subscription or Over-Subscription Privilege does not make payment of all amounts due, Paragon reserves the right to: (i) apply any payment actually received by it toward the purchase of the greatest number of whole Shares which could be acquired by such stockholder upon exercise of the Subscription or Over- Subscription Privilege or
(ii) exercise any and all other rights or remedies to which it may be entitled.

ESCROW OF PROCEEDS UPON EXERCISE OF SUBSCRIPTION RIGHTS

         Upon Expiration of the Subscription Period, the net proceeds to be received by Paragon therefrom (the "Escrowed Proceeds") will be placed in an interest-bearing escrow account maintained by the Distribution Agent, as escrow agent, subject to release to Paragon upon written notification by Paragon that, in the case of a proposed Business Combination, the Escrowed Proceeds represent sufficient funds for the purpose of implementing the consummation of the Business Combination, or where the Business Combination has previously been consummated, that all other conditions for release of funds from Escrow have been satisfied. If a proposed Business Combination is not consummated within 120 days from the effective date of the Expiration Date, the Escrowed Proceeds shall be returned by first class mail or equally prompt means to all subscribing stockholders on a pro-rata basis.

ESCROW OF SHARES AND SUBSCRIPTION RIGHTS

        The Subscription Rights and all of the Shares of Paragon distributed hereby and issuable upon exercise of the Subscription Rights will be placed in escrow with the Distribution Agent, as escrow agent, until the earlier of (i) written notification from Paragon that certain conditions have been satisfied including, where applicable, that a proposed Business Combination is to be consummated, in which case the Shares will be delivered to the subscribing stockholders of Paragon, or (ii) the return of the Escrowed Proceeds to the subscribing stockholders of Paragon, in which case the Shares will be returned to Paragon. During the Escrow Period, the holders of Escrowed Shares will not be able to sell or otherwise transfer their respective Shares (with the exceptions described below), but will retain all other rights as Stockholders of Paragon, including, without limitation, the right to vote the Escrowed Shares. Subject to compliance with applicable securities laws, any owner of Shares held in escrow may transfer his or her ownership of such Shares to a family member or in the event of the holder's death by will or operation of law, provided that any such transferee must agree as a condition to such transfer to be bound by the restrictions on transfer applicable to the original holder.

DELIVERY OF SHARES UPON RELEASE FROM ESCROW

        For Record Owners, stock certificates for all Shares acquired will be mailed promptly after full payment for the Shares subscribed for has cleared, and no later than 30 days after all of the escrow conditions have been fully satisfied.

        Stockholders whose shares are held of record by a Nominee on their behalf will have the Shares they acquire credited to the account of such Nominee.

LISTING AND TRADING OF THE SHARES

        No current public trading market for the Shares of Paragon exists. The Subscription Rights are non-transferable. Therefore, only the underlying Shares, and not the Subscription Rights will be freely transferable upon release from escrow. The extent of the market for the Shares and the prices at which the Shares may trade after the Distribution cannot be predicted. See "Risk Factors - Restricted Resales of the Securities under State Securities "Blue Sky Laws."

        Once released from escrow, the Shares distributed to St. Lawrence stockholders will be freely transferable, except for Shares received by persons who may be deemed to be "affiliates" of Paragon under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates of Paragon after the Distribution generally include individuals or entities that control, are controlled by or are



                                       14


under common control with Paragon, and includes the directors and principal executive officers of Paragon as well as any principal stockholder of Paragon. Persons who are affiliates of Paragon will be permitted to sell Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exceptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder. It is not expected that Rule 144 will be available for the sale of Shares by affiliates of Paragon until 90 days after the effectiveness of Paragon's Registration Statement on Form 8-A registering the Shares under the Securities Exchange Act of 1934 (the "Exchange Act").

RESULTS OF THE DISTRIBUTION

        After the Distribution, Paragon will be an independent, public company. The number and identity of stockholders of Paragon immediately after the Distribution will be substantially the same as the number and identity of stockholders of St. Lawrence on the Record Date. In addition, PAR Holding will own 85% of the outstanding Common Stock of Paragon. Immediately after the Distribution, Paragon expects to have approximately __________ holders of record of the Shares and approximately 3,414,191 Shares outstanding, based on the number of record stockholders and outstanding shares of St. Lawrence common stock and the number of warrants or options to acquire shares of St. Lawrence common stock exercisable as of _______________, 1996, and the distribution ratio of one Share for every one share of St. Lawrence common stock. The actual number of Shares to be distributed will be determined as of the Record Date. The Distribution will not affect the number of outstanding shares of St. Lawrence common stock or any rights of St. Lawrence stockholders.


FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

        St. Lawrence has not requested nor does it intend to request a ruling from the Internal Revenue Service as to the federal income tax consequence of the Distribution. However, based on the facts of the proposed transaction, it is the opinion of management of St. Lawrence that the transaction will not qualify as a "tax free" spin off under Section 355 of the Internal Revenue Code of 1986, as amended. Rather, the transaction is presumed to be a taxable Distribution to which Section 301 applies. The amount of the Distribution will be its fair market value and will be taxable as a dividend to the extent of current or accumulated earnings and profits of St. Lawrence. Notwithstanding the presumed taxability of the transaction, management is also of the opinion it will have only minimal impact on the taxable income of any stockholder of St. Lawrence for the reasons set forth below. Since Paragon is a development stage company and has not commenced operations, it is not expected to have earnings or profits as of the date of the Distribution. Furthermore, because there is no public market for the Shares, the fair market value of the shares and hence the amount of the Distribution, will probably be minimal on the date of Distribution. The net book value of Paragon on the date of the Distribution is expected to be approximately $155,141 or $.05 per share. This is the probable amount of the taxable value of the Distribution per share.

        The discussion is limited to domestic non-corporate stockholders of Paragon who hold Shares as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1986 Act has increased the maximum effective tax rate on long-term capital gains of individuals for taxable years beginning after December 31, 1987, and has eliminated any preferential tax rate for such long-term capital gains for taxable years beginning after December 31, 1987. The Federal Income Tax consequences to corporate shareholders, foreign shareholders and shareholders having special status under the Code may vary from those set forth below.

        The foregoing sets forth the opinion of management. St. Lawrence will distribute a Form 1099 or similar form to its stockholders which will also be filed with the Internal Revenue Service basing the amount of the Distribution as received by each stockholder on the net book value of Paragon on the date of distribution. The Internal Revenue Service is not bound thereby and no assurance exists that it will concur with the position of management regarding the value of the stock or other matters herein discussed. Specifically, it is possible that the Internal Revenue Service may assert that a substantially higher fair market value existed for the stock



                                       15


on the date of Distribution. If the Internal Revenue Service were to successfully assert that a substantially higher value should be placed on the amount of the Distribution, the taxation of the transaction to Paragon and its stockholders would be based on such higher value. In such event, the tax impact would increase significantly and would not be minimal. St. Lawrence would recognize gain to the extent the value placed on the amount of the Distribution exceeded its adjusted basis in the stock (which approximates the net book value of Paragon). The Stockholders of St. Lawrence would be taxed on the amount so determined for the distribution as a dividend to the extent of any current year or accumulated earnings and profits of St. Lawrence and would recognize gain on the balance of the Distribution to the extent it exceeded their adjusted basis in Paragon's shares owned by them.

        The state, local and foreign tax consequences of the Distribution may vary from jurisdiction or jurisdiction. Accordingly, each Stockholder of Paragon is advised to consult his/her personal advisor.



                                PROPOSED BUSINESS

INTRODUCTION

        Paragon was formed in June 19, 1996 to serve as a vehicle to effect a Business Combination with a Target Business which Paragon believes has significant growth potential. Paragon intends to utilize the net proceeds from the exercise of the Subscription Rights, equity securities, debt securities, bank borrowings or a combination thereof in effecting a Business Combination. Paragon's efforts in identifying a prospective Target Business will be limited to businesses primarily located in the United States. Paragon has not had any negotiations with representatives of any entity regarding a Business Combination. Paragon may effect a Business Combination with a Target Business which may be financially unstable or in its early stages of development or growth.

UNSPECIFIED INDUSTRY AND TARGET BUSINESS

        Paragon will seek to acquire a Target Business primarily located in the United States but its efforts will not be limited to a particular industry. In seeking a Target Business, Paragon will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer related products and services (including amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development, (ii) is engaged in wholesale or retail distribution, or (iii) engages in the financial services or similar industries. None of Paragon's directors or its executive officers has had any negotiations with any entity or representatives of any entity regarding a Business Combination. To the extent that Paragon effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), Paragon will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that Paragon effects a Business Combination with an entity in an industry characterized by a high level of risk, Paragon will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that Paragon will properly ascertain or assess all such risks.

PROBABLE LACK OF BUSINESS DIVERSIFICATION

        As a result of the limited resources of Paragon, Paragon, in all likelihood, will have the ability to effect only a single Business Combination. Accordingly, the prospects for Paragon's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to


                                       16


consummate several Business Combinations of entities operating in multiple industries or multiple segments of a single industry, it is highly likely that Paragon will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. Paragon's probable lack of diversification may subject Paragon to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which Paragon may operate subsequent to a Business Combination. The prospects for Paragon's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by Paragon, there can be no assurance that the Target Business will prove to be commercially viable. Paragon has no present intention of purchasing or acquiring a minority interest in any Target Business.


OPPORTUNITY FOR STOCKHOLDER EVALUATION OR APPROVAL OF BUSINESS COMBINATION

        The Stockholders of Paragon will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to Paragon in connection with selecting potential a Target Business until after Paragon has entered into a definitive agreement to effectuate a Business Combination, or until after a Business Combination is consummated. As a result, Stockholders of Paragon will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business and the terms of any Business Combination.

        Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval, such as where shares of common stock are issued as consideration for the Target Business. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. The Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote.

        Even if investors are afforded the right to approve a Business Combination, no dissenters' rights to receive fair payment will be available for stockholders if Paragon is to be the surviving corporation unless the Certificate of Incorporation of Paragon is amended and as a result thereof: (i) alters or abolishes any preferential right of such stock; (ii) creates, alters or abolishes any provision or right in respect of the redemption of such shares or any sinking fund for the redemption or purchase of such shares; (iii) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (iv) excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT

        Paragon's present management intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that Paragon's assessment of such management will prove to be correct, especially in light of the possible inexperience of current key personnel of Paragon in evaluating certain types of businesses. While it is possible that certain of Paragon's directors or its executive officers will remain associated in some capacities with Paragon following a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to the affairs of Paragon subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by Paragon. Paragon may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that Paragon will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition there can be no assurance that the future management of Paragon will have the necessary skills, qualifications or abilities



                                       17

to manage a public Company embarking on a program of business development. See "Proposed Business" and "Management."

COMPETITION

        Paragon expects to encounter intense competition from other entities having business objectives similar to those of Paragon. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than Paragon and there can be no assurance that Paragon will have the ability to compete successfully. Paragon's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation may compel Paragon to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit Paragon to achieve its stated business objectives. See "Proposed Business."

SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS COMBINATION

        Management of Paragon will have substantial flexibility in identifying and selecting a prospective Target Business. As a result, stockholders of Paragon will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business. In evaluating a prospective Target Business, management will consider, among other factors, the following:
(i) costs associated with effecting the Business Combination; (ii) equity interest in and opportunity for control of the Target Business; (iii) growth potential of the Target Business; (iv) experience and skill of management and availability of additional personnel of the Target Business; (v) capital requirements of the Target Business; (vi) competitive position of the Target Business; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; and (x) the regulatory environment in which the Target Business operates.

        The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular Target Business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with Paragon's business objectives.

        The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty. Paragon's executive officers and its directors intend to devote only a small portion of their time to the affairs of Paragon and, accordingly, consummation of a Business Combination may require a greater period of time than if Paragon's management devoted their full time to Paragon's affairs. However, each officer and director of Paragon will devote such time as they deem reasonably necessary to carry out the business and affairs of Paragon, including the evaluation of potential Target Business and the negotiation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of Paragon may vary significantly depending upon, among other things, whether Paragon has identified a Target Business or is engaged in active negotiation of a Business Combination.

        Paragon anticipates that various prospective Target Businesses will be brought to its attention from various non- affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community and affiliated sources, including, possibly, Paragon's executive officer, and directors and their affiliates. Paragon may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. While Paragon does not presently anticipate engaging the services of professional firms that specialize in finding business acquisitions on any formal basis,


                                       18


Paragon may engage such firms in the future, to which event Paragon may pay a finder's fee or other compensation.

        As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. Paragon will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to Paragon, the Target Business and their respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to Paragon's tax treatment of a particular consummated Business Combination. To the extent that the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to Paragon, the Target Business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

        Paragon may utilize cash derived from the net proceeds of this offering, equity securities, debt securities or bank borrowings or a combination thereof as consideration in effecting a Business Combination. Although Paragon has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, Paragon may issue a
substantial   number  of  additional   shares  in  connection  with  a  Business
Combination. To the extent that such additional shares are issued, dilution to the interests of Paragon's stockholders may occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of Paragon may occur which may affect, among other things, Paragon's ability to utilize net operating loss carry forwards, if any.

        There currently are no limitations on Paragon's ability to borrow funds to effect a Business Combination. However, Paragon's limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowings by Paragon will depend on numerous considerations, including Paragon's capital requirements, potential lenders evaluation of Paragon's ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. Paragon does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of Paragon. The inability of Paragon to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on Paragon's financial condition and future prospects, including the ability to effect a Business Combination. To the extent that debt financing ultimately proves to be available, any borrowings may subject Paragon to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

FACILITIES

        Paragon will use the offices of PAR Holding Company, LLC, located at 277 Park Ave, New York, NY 10017, a limited liability company controlled by Paragon's officers.


EMPLOYEES

        As of the date of this Prospectus, Paragon does not have any employees.



                                       19


                                 USE OF PROCEEDS

        The net proceeds payable to Paragon upon the exercise of Subscription Rights will be held in an interest-bearing escrow account maintained by XXX Trust Company, subject to release to Paragon upon written notification by Paragon of its need for all or substantially all of the Escrowed Proceeds for the purpose of implementing or facilitating the consummation of a Business Combination. If a Business Combination is not consummated within 120 days from the effective date of the Expiration Date, the Escrowed Proceeds shall be returned by first class mail or equally prompt means to all subscribing stockholders, together with interest earned thereon on a pro-rata basis.

        Paragon will use the Escrowed Proceeds together with the interest earned thereon principally in connection with a Business Combination, including structuring and consummating the Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to Paragon) repaying debt of the Target Business, redeeming stock issued to the seller of the Target Business, or for working capital. Paragon has no present intention of either loaning any of the proceeds of this offering to any Target Business or purchasing a minority interest in any Target Business. Paragon does not have discretionary access to income with respect to the monies in the escrow account. Stockholders of Paragon will not receive any distribution of income or have any ability to direct the use or distribution of such income.

        To the extent that Shares of Paragon are used as consideration to effect a Business Combination, the balance of the net proceeds from the exercise of the Subscription Rights not theretofore expended will be used to finance the operations of the Target Business, and for other purposes described in the Post-Effective Amendment. Paragon has not incurred any debt in connection with its organizational activities. Accordingly, no portion of the proceeds are being used to repay debt. No compensation will be paid to any officer or director until after the consummation of the first Business Combination. Since the role of present management after a Business Combination is uncertain, Paragon has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination.

        The Escrowed Proceeds will be invested in general debt obligations of the United States Government or other high- quality, short-term interest-bearing investments, provided, however, that Paragon may attempt not to invest such net proceeds in a manner which may result in Paragon being deemed to be an investment company under the Investment Company Act. In the event a Business Combination is not consummated in the time allowed, the Escrowed Proceeds and the interest income derived from investment of such net proceeds will be returned on a pro- rata basis, to each subscribing stockholder within five business days thereafter by first class mail or other equally prompt means.


                                    DILUTION

        The difference between the Subscription Price per share of Common Stock (through the exercise of the Subscription Rights) and the pro forma net tangible book value per share of the Common Stock of Paragon after the Subscription constitutes dilution to investors of Paragon. Net tangible book value per share is determined by dividing the net tangible book value of Paragon (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

        On June 30, 1996, Paragon had 2,900,000 Shares of Common Stock outstanding and a net tangible book value of $50,000 or $.017 per share. Giving effect to the issuance of 514,191 Shares of Common Stock on July ___, 1996 to St. Lawrence for $.01 per share and the payment of the $75,000 Subscription Receivable by PAR Holding on July ___, 1996 , as of July ___, 1996, Paragon had 3,414,191 shares of Common Stock outstanding and a net tangible book value of $130,141 or $.038 per share.

        The Distribution by St. Lawrence of the 514,191 Shares to St. Lawrence stockholders will not have an effect on the net tangible book value of Paragon. Dilution from the exercise of Subscription Rights will occur


                                       20


only in the event the Board of Directors of Paragon establish a Subscription Price per share of less than $.045. The dilutive effect to Paragon stockholders of the exercise of Subscription Rights will be reflected in a Post-Effective Amendment which will establish the purchase price per share under the Subscription Rights. The Board of Directors of Paragon does not anticipate setting a Subscription Price per share of less than $.045 and therefore, the estimated net proceeds from the exercise of Subscription Rights will likely result in an immediate increase in net tangible book value per share.

                                 CAPITALIZATION

        The following table sets forth the capitalization of Paragon at June 30, 1996 and as adjusted to give effect to the Distribution of the Share(s):

                                                    Actual                     Pro Forma
Stockholders' equity
        Preferred Stock, $.01 par
        value, 1,000,000 Shares
        authorized; none issued
        or outstanding                                 0                           0

         Common Stock $.01 par
         value, 20,000,000 shares
         authorized, 2,900,000 shares
         issued and outstanding,
         3,414,191 shares issued and
         outstanding, as adjusted(2)              $ 29,000                    $ 34,141(2)

         Subscription Receivable                   (75,000)                        0

         Additional Paid In Capital                121,000                     121,000

         Accumulated Deficit                        (5,000)                     (5,000)
                                              ------------                 -----------

         Total stockholders' equity               $ 70,000                    $150,141
                                              ============                 ===========

(1) The effect of the exercise of Subscription Rights will be reflected in a post-effective amendment which will establish the purchase price under the Subscription Rights.

(2) Gives effect to the purchase by St. Lawrence of 514,191 shares of Common Stock of Paragon for a total purchase price of $5,141 on July __, 1996 and, the payment by PAR Holding of the Subscription Receivable on July ___, 1996.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Paragon is a newly organized development stage company, the objective of which is to acquire an operating business in the United States. To date, Paragon's efforts have been limited to organizational activities.

         In June 1996, the Company issued 2,900,000 shares of its Common Stock for a purchase price of $75,000 in cash and a Promissory Note for $75,000 due on or before July 31, 1996. The Promissory Note was


                                       21


paid in full on July , 1996. In July 1996, the Company issued 514,191 shares of Common Stock for an aggregate purchase price of $5,141.00.

         Substantially all of Paragon's working capital needs subsequent to this offering will be attributable to the identification, evaluation and selections of a Target Business and, structuring, negotiating and consummating a Business Combination. Such working capital needs are expected to be satisfied from the $155,141 received by Paragon from PAR Holding and St. Lawrence.


                                       22


                                   MANAGEMENT

         The  officers  and  directors  of  Paragon,   and  further  information
concerning them are as follows:

       Name                                     Age                           Position
Mitchell A. Kuflik                              33                  President, Assistant Secretary, Director

Peter A. Hochfelder                             34                  Vice President, Treasurer, Director

Robert J. Sobel                                 33                  Vice President, Director

Joseph F. Mazzella                              43                  Secretary, Director


         Mitchell A. Kuflik has been President, Assistant Secretary and a Director of the Company since its inception. Mr. Kuflik has been Vice President and Secretary of Brahman Securities, Inc., an institutional brokerage firm since December, 1987; Vice President of Brahman Capital Corp., an investment banking firm since 1990; and a general partner of Brahman Partners, a private limited partnership, since 1991. All of such entities are located in New York. Mr. Hochfelder also serves as a director of Covenant Insurance Company, a privately-held company in Cambridge Massachusetts. Mr. Kuflik earned an A.B. in Economics from Harvard University in 1984.

         Peter A. Hochfelder has been a Vice President, Treasurer and Director of the Company since inception. Mr. Hochfelder has been Vice President and Treasurer of Brahman Securities, Inc., an institutional brokerage firm since December, 1987; President of Brahman Capital Corp., an investment banking firm since 1990; and a general partner of Brahman Partners, a private limited partnership, since 1991. All of such entities are located in New York. Mr. Hochfelder earned a B.S. degree in Economics from the University of Pennsylvania in 1984.

         Robert J. Sobel has been a Vice President and a Director of the Company since inception. Mr. Sobel has served as President of Brahman Securities, Inc., an institutional securities firm since 1987; Vice President of Brahman Capital Corp., an investment banking firm since 1990; and a general partner of Brahman Partners, a private investment partnership, since 1991. All of such entities are located in New York. Mr. Sobel earned a bachelor's degree with a major in International Relations and a concentration at the Wharton School of Business from the University of Pennsylvania in 1985.

         Joseph F. Mazzella has been Secretary and a Director of the Company since inception. Since 1985, Mr. Mazzella has been a partner at the law firm of Lane Altman & Owens LLP in Boston, Massachusetts. Mr. Mazzella joined Lane Altman & Owens LLP as an associate in 1980 and prior thereto, was an attorney with the Securities and Exchange Commission. Mr. Mazzella serves as a Director and Chairman of the Compensation Committee of Alliant Techsystems Inc., a NYSE listed company. Mr. Mazzella received a B.S. degree from the College of the City of New York in 1974 and received his law degree from Rutgers University School of Law in 1977.

EXECUTIVE COMPENSATION

         No executive officer has received any cash compensation from the Company since its inception for services rendered. Prior to the consummation of a Business Combination, if any, none of the Company's officers or directors will receive any compensation except that the Company may reimburse such officers or directors for any out-of-pocket expenses incurred in connection with activities on behalf of the Company. None of the Company's officers or their respective affiliates will receive any consulting or finder's fees or other compensation in connection with introducing the Company to, or evaluating, a Target Business or consummating a Business Combination. See "Proposed Business - Selection of a Target Business and Structuring a Business Combination."



                                       23

                             PRINCIPAL STOCKHOLDERS

         As of the date of this Prospectus, PAR Holding and St. Lawrence are the only shareholders of the Company. The following table sets forth information on ______________, 1996 and as adjusted to reflect the Distribution of Shares based on information obtained from the persons named below, with respect to beneficial ownership of Shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and (iii) all executive officers and directors as a group:

                                            Amount and               Percentage of Outstanding
                                            Nature of                Shares of Common Stock(1)
                                            Beneficial               Before             After
         Name and Address                   Ownership             Distribution      Distribution(1)
         ----------------                   ---------             ------------      ---------------
PAR Holding Company, LLC                     2,900,000                  85%              85%
277 Park Avenue
New York, NY 10017

St. Lawrence Seaway Corporation                514,191                  15%                0
520 N. Meridian Street
Suite 818
Indianapolis, IN 46204

Mitchell A. Kuflik(2)                        2,900,000(3)               85%               85%

Peter A. Hochfelder(2)                       2,900,000(3)               85%               85%

Robert J. Sobel(2)                           2,900,000(3)               85%               85%

All executive officers and
directors as a group                         2,900,000                  85%               85%
(3 persons)


(1) The effect of the exercise of Subscription Rights will be reflected in a post-effective amendment.

(2) Each of the individuals listed has an address in care of Paragon.

(3) Ownership by Messrs. Kuflik, Hochfelder and Sobel is indirect as a result of their membership interest in PAR Holding, LLC. Messrs. Kuflik, Hochfelder and Sobel disclaim individual beneficial ownership of any Common Stock of Paragon.

Certain Transactions

        In June 1996, Paragon issued 2,900,000 shares of its Common Stock, $.01 par value, to PAR Holding for a purchase price of $75,000 in cash and a Promissory Note for $75,000 due on or before July 31, 1996, which was paid in full on July __, 1996. In July, 1996, Paragon issued 514,191 Shares of its Common Stock, $.01 par value, to St. Lawrence for a purchase price of $5,141 in cash.


                                       24


                          DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of Paragon consists of 20,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The following statements relating to the capital stock of Paragon are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation (the "Certificate") and the By-laws of Paragon, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

        Holders of Common Stock will be entitled to one vote per share with respect to all matters required by law to be submitted to holders of Common Stock. The Common Stock will not have cumulative voting rights. The Certificate provides that any action required to be taken or that may be taken at an annual or special meeting of stockholders may be taken by written consent in lieu of a meeting of stockholders.

        Subject to the prior rights of holders of Preferred Stock, if any, holders of the Common Stock will be entitled to receive such dividends as may be lawfully declared by the Board of Directors of Paragon. See "Dividend Policy." Upon any dissolution, liquidation or winding up of Paragon, whether voluntary or involuntary, holders of the Common Stock are entitled to share ratably in all assets remaining after the liquidation payments have been made on all outstanding shares of Preferred Stock, if any.

        Upon the Distribution, the shares of the Common Stock offered hereby will be fully paid and nonassessable. The Common Stock will not have any preemptive, subscription or conversion rights (except for the Subscription Rights defined herein). Under Paragon's Certificate, the Board of Directors of Paragon has the authority to issue additional shares of Common Stock. Paragon believes that the Board's ability to issue additional shares of Common Stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs that might arise. The authorized but unissued shares of Common Stock will be available for issuance without further action by Paragon's stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or system on which the Common Stock may then be listed. The Board's ability to issue additional shares of Common Stock could, under certain circumstances, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

SUBSCRIPTION RIGHTS

        Paragon will issue and distribute one Subscription Right for each share of Common Stock to be distributed to stockholders of St. Lawrence pursuant to the Distribution. Until a Subscription Right is exercised pursuant to the terms of the Distribution, the holder thereof, as such, will have no rights as a stockholder of Paragon, including the right to vote or receive dividends. Each Subscription Right entitles the holder thereof to subscribe for and purchase from Paragon two (2) authorized but heretofore unissued shares of Paragon's common stock for each Subscription Right held. No certificates or other physical rights will be distributed. Stockholders who fully exercise their Subscription Rights will be entitled to the additional privilege of subscribing, subject to certain limitations and subject to allocation or increase, for any Shares not acquired by exercise of Subscription Rights (the "Over-Subscription Privilege"). No fractional Subscription Rights will be issued and no fractional shares will be issued upon exercise of Subscription Rights. Subscription Rights are non-transferable and will not be admitted for trading or quotation on any exchange and therefore may not be purchased or sold. Only persons who are stockholders of Paragon on the Record Date may hold Subscription Rights.

PREFERRED STOCK

        Paragon is authorized to issue up to 1,000,000 shares of Preferred Stock without further stockholder approval. The shares of Preferred Stock may be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by the Board of Directors.


                                       25


Among the specific matters that may be determined by the Board of Directors are dividend rights, if any, redemption rights, if any, the terms of a sinking or purchase fund, if any, the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Paragon, conversion rights, if any, and voting powers, if any.

        The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Paragon, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. Paragon has no present plans to issue any Preferred Stock.

DIVIDENDS

        Paragon does not expect to pay dividends prior to the consummation of a Business Combination. Future dividends, if any, will be contingent upon Paragon's revenues and earnings, if any, capital requirements and governmental financial conditions subsequent to the consummation of a Business Combination. The payment of dividends subsequent to a Business Combination will be within the discretion of Paragon's then Board of Directors. Paragon presently intends to retain all earnings, if any, for use in Paragon's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.


                                  LEGAL MATTERS

        The legality of the securities being registered by this Registration Statement is being passed upon by Lane Altman & Owens LLP, of which Joseph F. Mazzella, a Director of the Company is a partner.


                                     EXPERTS

        The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.



                                       26


                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                  JUNE 30, 1996

                          INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE

Report of Independent Certified Public Accountants .....................   F-2

Financial Statements:
Balance sheet...........................................................   F-3
Statement of operations ................................................   F-4
Statement of stockholders' equity ......................................   F-5
Statement of cash flows ................................................   F-6
Notes to financial statements ..........................................F-7, F-8


                                      F-1



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Paragon Acquisition Company, Inc.
New York, NY

        We have audited the accompanying balance sheet of Paragon Acquisition Company, Inc. (a corporation in the development stage) as of June 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the period from June 19, 1996 (inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paragon Acquisition Company at June 30, 1996, and the results of its operations and its cash flows for the period from June 19, 1996 (inception) to June 30, 1996 in conformity with generally accepted accounting principles.

                                                    /s/ BDO Seidman, LLP
                                                    ----------------------------
                                                    BDO Seidman, LLP

New York, New York
July 1, 1996

                                      F-2


                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                  BALANCE SHEET

                                  JUNE 30, 1996


                                     ASSETS


Current Assets - Cash.............................................................. $75,000
                                                                                    -------
Deferred registration costs........................................................  20,000
                                                                                   --------
                                                                                    $95,000
                                                                                    =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities - Accounts payable and accrued expenses........................ $25,000
                                                                                    -------

Commitment (Note 4)
Stockholders' equity (Notes 2, 5 and 6):
Preferred stock, $.01 par value shares - authorized 10,000,000; none issued...          -
Common stock, $.01 par value shares - authorized 20,000,000:
 outstanding 2,900,000.............................................................  29,000
             ----------                                                              ------
Subscription receivable............................................................ (75,000)
Additional paid-in capital......................................................... 121,000
Deficit accumulated during the development stage...................................  (5,000)
Total stockholders' equity......................................................... $70,000
                                                                                    -------
   Total Liabilities and Stockholders' Equity                                       $95,000
                                                                                    =======






                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.



                                      F-3

                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                             STATEMENT OF OPERATIONS
             Period from June 19, 1996 (inception) to June 30, 1996

General and administrative expenses..............................       $5,000
                                                                   -----------

Net loss for the period..........................................       $5,000
                                                                   ===========

Net Loss per Share...............................................       $(0.00)
                                                                   ===========

Weighted average Common Shares outstanding.......................    2,900,000
                                                                   ===========



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                      F-4


                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                        STATEMENT OF STOCKHOLDERS' EQUITY

             PERIOD FROM JUNE 19, 1996 (INCEPTION) TO JUNE 30, 1996


                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                                                          ADDITIONAL    DURING THE          TOTAL
                                        COMMON STOCK         SUBSCRIPTION  PAID-IN     DEVELOPMENT       STOCKHOLDERS
                                       SHARES    AMOUNT       RECEIVABLE   CAPITAL        STAGE            EQUITY
                                       ------    ------       ----------   -------        -----            ------
Issuance of founders' shares ........ 2,900,000   $29,000    ($75,000)    $121,000     $     -           $75,000
Net loss for the period .............     -          -             -          -           (5,000)         (5,000)
                                      ---------   -------     -------     --------     ---------         -------

Balance June 30, 1996 ............... 2,900,000   $29,000    ($75,000)    $121,000     $  (5,000)        $70,000
                                      =========   =======     =======     ========     =========         =======



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                      F-5



                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                             STATEMENT OF CASH FLOWS

             PERIOD FROM JUNE 19, 1996 (INCEPTION) TO JUNE 30, 1996




Cash flows from operating activities:
Net loss .............................................................. $ (5,000)

Adjustments to reconcile net loss to net cash
 and in operating activities
     Increase in accrued expenses...................................... $  5,000
                                                                        ---------


             Net cash used in operating
               activities..............................................       -0-
                                                                        ---------

Cash flows from financing activities:
Proceeds from sale of common stock to
  founding stockholders................................................   75,000
                                                                        ---------
             Net cash provided by financing
               activities..............................................   75,000
                                                                        ---------

             Net Increase in cash......................................   75,000
Cash, beginning of period..............................................      -0-
                                                                        ---------
Cash, end of period.................................................... $ 75,000
                                                                        =========


                SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         The Company received a note for subscribed Common Stock amounting to $75,000, which is a non-cash financing activity.

         The Company incurred $20,000 in deferred registration costs (and related accounts payable) which is a non-cash financing activity.

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                      F-6


                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS

        1.       Summary of Significant Accounting Policies.

                 Income Taxes

         The Company follows Statement of Financial Accounting Standards No. 109 ("FAS 109), "Accounting for Income Taxes." FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company has net operating loss carry forwards of approximately $5,000 available to reduce any future income taxes. The tax benefit of these losses, approximately $2,000, has been offset by a valuation allowance due to the uncertainty of its realization.

                 Deferred Registration Costs

         As of June 30, 1996, the Company has incurred deferred registration costs of $20,000 relating to expenses incurred in connection with the Proposed Distribution (see note 2). Upon consummation of this Proposed Distribution, the deferred registration costs will be charged to equity. Should the Proposed
Distribution prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

                 Net Loss Per Common Share

         Net loss per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

                 Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         2. Organization and Business Operations. Paragon Acquisition Company, Inc. (the "Company") was incorporated in Delaware on June 19, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination the "Business Combination") with an operating business (the "Target Business"). At June 30, 1996, the Company had not yet commenced any formal business operations and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.

        The Company's ability to commence operations is contingent upon its ability to identify a prospective Target Business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof. The Company intends to obtain adequate financial resources through the registration of a distribution of shares of its Common Stock and Subscription Rights to its shareholders the ("Proposed Distribution"). The Subscription Rights will entitle the holder to purchase two
(2) shares of Common Stock of the Company for each Subscription Right held for a purchase price to be determined by the Company's Board of Directors at the time a Business Combination is identified, such price to be not more than $2.00 per Subscription Right.

         Subscription Rights will not be exercisable until after a Post-Effective Amendment to the Form S-1 Registration Statement to be filed by the Company with the Securities and Exchange Commission describes a Business Combination, establishes the Subscription Price and the number of Subscription Rights which may be exercised in such Subscription Period and specifies the Subscription Period established by the Company. The Shares to be distributed to the shareholders, the Subscription Rights and any Shares issuable upon exercise of Subscription Rights will be held in escrow and may not be sold or transferred until the Company has consummated a Business Combination.



                                      F-7


After the Business Combination is consummated, the Shares will be released from escrow.

        Due to the terms of the Proposed Distribution, the Company has not established a time period within which to exercise the Subscription Rights as such exercise is dependent upon the identification of a Target Business. The Company anticipates that, due to the time constraints imposed on the management of the Company, it is not possible to predict the length of the identification process.

         3. Proposed Distributions. The Proposed Distributions call for the Company to register the 514,191 shares of Common Stock being distributed to the stockholders of St. Lawrence Seaway Corporation (a public corporation who will distribute the stock to its stockholders) and 6,828,382 shares of Common Stock for issuance upon the exercise of the Subscription Rights. The Subscription Price will be established by the Board of Directors and will be no more than $2.00 per Subscription Right.

        4. Commitment. The Company presently occupies office space provided by a stockholder. Such stockholder has agreed that, until the acquisition of a Target Business by the Company, it will make such office space, as well as certain office and secretarial service, available to the Company, as may be required by the Company from time to time at no charge.

        5. Preferred Stock. The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        6. Common Stock. On June 25, 1996 the Company issued 2,900,000 shares of Common Stock par value $.01 per share to Par Holding Company, LLC for a combination of $75,000 in cash and a promissory note of $75,000 due on or before July 31, 1996 (aggregate of $150,000). During July, 1996 the Company intends to issue a further 514,191 shares of Common Stock, par value $.01 per share to St. Lawrence Seaway Corporation for a total consideration of $5,141.

                                      F-8



=============================================

   No dealer,  salesman  or any other  person
has been  authorized to give any  information
or to make  any  representations  other  than
those contained in this  prospectus,  and, if
given   or   made,   such    information   or
representations  may  not  be  relied  on  as
having been  authorized  by the Company or by
any of the Underwriters. Neither the delivery
of  this   Prospectus   nor  any  sale   made
hereunder   shall  under  any   circumstances
create an implication  that there has been no
change in the  affairs of the  Company  since
the date  hereof.  This  Prospectus  does not
constitute an offer to sell, or  solicitation
of any  offer to buy,  by any  person  in any
jurisdiction  in which it is unlawful for any
such   person   to   make   such   offer   or
solicitation.  Neither  the  delivery of this
Prospectus  nor any  offer,  solicitation  or
sale   made   hereunder,   shall   under  any
circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

          ------------------------

              TABLE OF CONTENTS
                                           Page

Prospectus Summary.........................
The Company................................
Risk Factors...............................
Use of Proceeds............................
Dilution...................................
Capitalization.............................
Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations.............................
Proposed Business..........................
Management.................................
Certain Transactions.......................
Principal Stockholders.....................
Description of Securities..................
Shares Eligible for Future Sale............
Underwriting...............................
Legal Matters..............................
Experts....................................
Additional Information.....................
Index to Financial Statements..............

   Until 90 days  after  the  release  of the
registered   securities   from   the   Escrow
Account,  all dealers effecting  transactions
in the registered securities,  whether or not
participating  in this  distribution,  may be
required to deliver a prospectus.  This is in
addition  to the  obligations  of  dealers to
deliver   a   Prospectus   when   Acting   as
underwriters and with respect to their unsold
allotments or subscriptions.
=============================================


=============================================
      PARAGON ACQUISITION COMPANY, INC.

              514,191 Shares of
               Common Stock and
            Subscription Rights to
          Purchase 6,828,382 shares
               of Common Stock







                  ----------
                  PROSPECTUS
                  ----------





               July ____, 1996




=============================================





                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Filing Fee - Securities and Exchange Commission                 $ 2,363.47
     Fees and Expenses of Accountants                                  5,000.00
     Fees and Expenses of Counsel                                     50,000.00
     Blue Sky Fees and Expenses                                       10,000.00
     Printing and Engraving Expenses                                  15,000.00
     Transfer and Escrow Agent Fees                                    5,000.00
     Miscellaneous Expenses                                            5,000.00
                                                                     ----------

                          Total                                      $92,363.47
                                                                     ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Paragon is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Eighth of the Certificate of Incorporation and Article VII, Section 7.7 of the By-laws of Paragon provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Reference is made to the Certificate of Incorporation of Paragon, filed as Exhibit 3.1 hereto and the Certificate of Amendment of the Certificate of Incorporation, filed as Exhibit 3.1(i)(a) hereto.

        Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of Paragon's Certificate of Incorporation contains such a provision.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

        On June 25, 1996, Paragon issued 2,900,000 shares of Common Stock par value $.01 per share to PAR Holding Company, LLC, a Delaware limited liability company for a consideration of $75,000 in cash and a $75,000 promissory note due July 31, 1996 in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. On July , 1996, Paragon issued 514,191 shares of Common Stock, par value $.01 per share to The St. Lawrence
Seaway Corporation, an Indiana corporation ("St. Lawrence") for a total consideration of $5,141 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.



                                      II-1


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)          Exhibits

3.1(i)       Certificate of Incorporation of the Company

3.1(i)(a)    Certificate of Amendment of Certificate of Incorporation

3.1(ii)      By-Laws of the Company (includes description of Common Stock)

4.1          Form of Common Stock Certificate (included in Exhibit 3.2)

4.2 Form of Subscription Form by which stockholders of Company's Common Stock may exercise their non-transferable Subscription Rights and Over-Subscription Privileges*

5.           Opinion of Lane Altman & Owens LLP*

10.1         Form of Escrow Agreement for proceeds from exercise of Subscription
             Rights*

10.2         Form of Escrow Agreement for Common Stock and Subscription Rights*

24.1         Consent of BDO Seidman LLP

24.2         Consent of Lane Altman & Owens LLP (to be included in Exhibit 5)*

25.          Power of Attorney (included at page II-4)

27.          Financial Data Schedule
- --------------

*To be filed by Amendment.

(b) The following financial statement schedules are included in this Registration Statement.

              None.

ITEM 17.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the



                                      II-2

event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)      The undersigned registrant hereby undertakes that:

                  (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                      II-3


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on the 8th day of July, 1996.

                                               Paragon Acquisition Company, Inc.


                                               By: /s/ Mitchell A. Kuflik
                                                  -----------------------------
                                                  Mitchell A. Kuflik, President


                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert Sobel, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could be in person, hereby ratifying and confirmation all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Mitchell A. Kuflik                        President, Assistant Secretary and               July 8, 1996
- ---------------------------
Mitchell A. Kuflik                            Director

/s/ Peter A. Hochfelder                       Vice President, Treasurer and Director           July 8, 1996
- ---------------------------
Peter A. Hochfelder

/s/ Robert A. Sobel                           Vice President and Director                      July 8, 1996
- ---------------------------
Robert A. Sobel

/s/ Joseph F. Mazzella                        Secretary and Director                           July 8, 1996
- ---------------------------
Joseph F. Mazzella


                                      II-4



                                  EXHIBIT INDEX

3.1(i)       Certificate of Incorporation of the Company

3.1(i)(a)    Certificate of Amendment of Certificate

3.2          By-Laws of the Company (includes description of Common Stock)

4.1          Form of Common Stock Certificate (included in Exhibit 3.2)

5.           Opinion of Lane Altman & Owens*

10.1         Form of Escrow Agreement*

10.2 Form of Subscription Form by which stockholders of Company's Common Stock may exercise their non-transferable Subscription Rights and Over-Subscription Privileges*

24.1         Consent of BDO Seidman LLP

24.2         Consent of Lane Altman & Owens LLP (to be included in Exhibit 5)

25.          Power of Attorney (included at page II-4)

27.          Financial Data Schedule*

*To be filed by Amendment